Exhibit 4.0

SUNSHINE FINANCIAL, INC.
No.	INCORPORATED UNDER THE LAWS OF THE STATE OF MARYLAND	Shares

CUSIP: _________

THE SHARES REPRESENTED BY THIS
CERTIFICATE ARE SUBJECT TO
RESTRICTIONS, SEE REVERSE SIDE

THIS CERTIFIES that

is the owner of

FULLY PAID AND NON-ASSESSABLE SHARE SHARES OF THE COMMON STOCK, PAR VALUE $0.01 PER SHARE, OF

SUNSHINE FINANCIAL, INC.,
a Maryland corporation

    The shares evidenced by this certificate are transferable only on the books of Sunshine Financial, Inc. by the holder hereof, in person or by attorney, upon surrender of this certificate properly endorsed.  THE CAPITAL STOCK EVIDENCED HEREBY IS NOT AN ACCOUNT OF AN INSURABLE TYPE AND IS NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER FEDERAL OR STATE GOVERNMENTAL AGENCY.

    This certificate is not valid until countersigned by the Transfer Agent and Registrar.

    IN WITNESS WHEREOF, Sunshine Financial, Inc. has caused this certificate to be executed by its duly authorized officers and has caused its seal to be hereunto affixed this ______ day of ____________, 2010.

By:		[SEAL]	By:
	BRIAN P. BAGGETT			LOUIS O. DAVIS, JR.
	CORPORATE SECRETARY			PRESIDENT AND CHIEF EXECUTIVE OFFICER

The Board of Directors of Sunshine Financial, Inc. (the “Company”) is authorized by resolution or resolutions, from time to time adopted, to provide for the issuance of more than one class of stock, including preferred stock in series, and to fix and state the voting powers, designations, preferences, limitations and restrictions thereof.  The Company will furnish to any stockholder upon request and without charge a full description of each class of stock and any series thereof.

The shares evidenced by this certificate are subject to a limitation contained in the Articles of Incorporation to the effect that in no event shall any record owner of any outstanding common stock which is beneficially owned, directly or indirectly, by a person who beneficially owns in excess of 10% of the outstanding shares of common stock (the “Limit”) be entitled or permitted to any vote in respect of shares held in excess of the Limit.

The shares represented by this certificate may not be cumulatively voted on any matter.  The Articles of Incorporation require the affirmative vote of the holders of at least 80% of the voting stock of the Company, voting together as a single class, to approve certain transactions and to amend certain sections of the Articles of Incorporation.

Keep this certificate in a safe place.  If it is lost, stolen or destroyed, the Company may require a bond of indemnity as a condition to the issuance of a replacement certificate.

The following abbreviations when used in the inscription on the face of this certificate shall be construed as though they were written out in full according to applicable laws or regulations.

TEN COM	- as tenants in common	UNIF GIFT MIN ACT	-		Custodian
				(Cust)		(Minor)

TEN ENT	- as tenants by the entireties
Under Uniform Gifts to Minors Act

JT TEN	- as joint tenants with right of survivorship and not as tenants in common
(State)

Additional abbreviations may also be used though not in the above list
For value received, ___________________________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY NUMBER OR OTHER IDENTIFYING NUMBER

(please print or typewrite name and address including postal zip code of assignee)
________________________________________________________________________________________________________________________________
______________________________________________________________________________________________________________________Shares of the Common Stock represented by the within Certificate, and do hereby irrevocably constitute and appoint __________________________ Attorney to transfer the said shares on the books of the within named corporation with full power of substitution in the premises.

Dated,__________________________

In the presence of	Signature:

NOTE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME OF THE STOCKHOLDER(S) AS WRITTEN UPON THE FACE OF THE CERTIFICATE, IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATSOEVER.